UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 5, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the listing staff of The Nasdaq Stock Market LLC (“Nasdaq”) notified OpGen, Inc. (the “Company”) on June 5, 2023 that the Company’s common stock had failed to maintain a minimum bid price of $1.00 per share for the 30 consecutive business days preceding the date of such notice as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In December 2023, the Company appealed such determination to a Nasdaq Hearings Panel, which in February 2024, granted the Company’s request for an additional period to regain compliance with the Minimum Bid Price Rule. On June 5, 2024, the Nasdaq Hearings Panel notified the Company that it had regained compliance with the Minimum Bid Price Rule.

In addition, on June 5, 2024, the Company received a notice from Nasdaq stating that the Company is not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 or to meet the alternatives of market value of listed securities or net income from continuing operations. The notice indicated that such delinquency serves as an additional basis for delisting the Company’s securities from Nasdaq. In accordance with the notice, the Company submitted its response to the Nasdaq Hearings Panel on June 11, 2024 regarding such delinquency and the Company’s plan to cure such delinquency.

As with the prior notices received by the Company, the most recent notice from Nasdaq has no immediate effect on the listing of the Company’s securities on The Nasdaq Capital Market. There can be no assurance that the Nasdaq Hearings Panel will grant the Company additional time to cure such deficiency or, if additional time is granted, that the Company will be able to regain compliance with the requirements for continued listing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risk that the Company’s intention to regain compliance with Nasdaq’s listing rules will not be achieved. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see "Risk Factors" in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 11, 2024	OpGen, Inc.

	By:	/s/ David Lazar
		Name:	David Lazar
		Title:	Chairman and Chief Executive Officer

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